Exhibit 10.22

                                 AMENDMENT NO. 1
                                       TO
                          BRUNSWICK TECHNOLOGIES, INC.
                             1991 STOCK OPTION PLAN

A. AMENDMENTS. The Brunswick Technologies, Inc. 1991 Stock Option Plan (the "Original Plan") is hereby modified by amending and restating the following sections of the Original Plan in their entirety as follows:

         1. Purpose and Scope. The purpose of this 1991 Employee Stock Option Plan (the "Plan") is to provide for stock ownership by key employees, directors and other consultants of the Brunswick Technologies, Inc. (the "Company") and their "Affiliates" (as that term hereinafter is defined), to provide an incentive for such personnel to expand and improve the profits and prosperity of the Company in attracting and retaining such personnel through the grant of options to purchase shares of the Company's "Common Stock" (as that term hereinafter is defined).

         4. Eligible Employees and Directors. The Board, with recommendation of the Committee, if any, may grant stock options pursuant to the Plan to employees, consultants and/or directors of the Company or any Affiliate of the Company (collectively, the "Participants"). As used herein, the term "Affiliate" shall mean any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         5. Stock. The stock subject to the options granted pursuant to this Plan shall be authorized but unissued shares of common stock of the Company, no par value (or such common stock of the Company, with or without par value, to which such stock may be converted pursuant to any recapitalization of the Company), or shares of such common stock reacquired by the Company in any manner (the "Common Stock"). The maximum aggregate number of shares which may be issued pursuant to the Plan is 14,695






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subject to  adjustments as provided in paragraph 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such options shall again be available for grants of options under this Plan.

         8. Exercise of Options. Subject to the provisions of paragraph 6(C), each option granted under the Plan shall be exercisable as follows:

                  A. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board may specify. The Committee may impose such conditions with respect to the exercise of the option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

                  B. Once an installment becomes exercisable, it shall remain exercisable for ten (10) years or until the earlier expiration or termination of the option, unless otherwise specified by the Board.

                  C. Each option or installment may be exercised at any time or from time to time, in whole or in part, as the Board may designate for up to the total number of shares with respect to which it is then exercisable.

                  D. The Board shall have the right to accelerate the date of exercise of any installment of an option.

                  E. No shares shall be delivered pursuant to any exercise of an option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the option, by delivery of a note or shares of Common Stock owned by the Participant, valued at its fair market value on the date of delivery, or such other lawful consideration as the Committee may determine.





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                  F. Upon  exercise  of an option,  a  Participant  may elect to convert the options so exercised, without payment by the Participant of any Exercise Price or of any other cash or other consideration, into that number of fully paid and nonassessable shares of Common Stock represented by the options, reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Option Price for the such number of shares. For purposes hereof, the Fair Market Value of a share of Common Stock shall be determined in the manner described in Section 7 of this Plan.

         9. Termination of Employment, Disability and Death. In the event a Participant's employment, consultant relationship, or membership on the Board of Advisors or directorship with the Company is terminated, whether voluntarily or involuntarily, those number of such Participant's options as have not become vested as of the date of termination shall terminate effective upon the date of termination without any further action or notice by the Company to the
Participant. If the Participant becomes disabled or dies, the personal representative of the Participant may exercise the Participant's options to the extent that such options were vested as of the date of termination.

         10. Repurchase Rights. In the event that a Participant ceases to be employed by the Company or an Affiliate, ceases to be a consultant of the Company or an Affiliate, ceases to be a member of the Board of Advisors or ceases to be a director of the Company or an Affiliate, due in any such case to voluntary or involuntary termination, retirement, disability or death, the Company, at its option, may repurchase from the Participant stock acquired pursuant to any option granted under this Plan; provided, however, that this repurchase option shall terminate effective upon, and be of no force or effect at any time after, an initial public offering of the Common Stock of the Company. In the event






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the  Company  exercises  such  repurchase  rights  under  this  paragraph,   the
Participant shall receive fair market value for all such shares as determined by the Board of Directors.

B. GENERAL. The forgoing amendments shall inure to the benefit of all Participants, including those who have been granted options under the Original Plan.